EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Asia Document Transition, Inc., a Nevada corporation (the "Company"), does hereby certify, to such officer's knowledge, that:

The annual report on Form 10-K for the fiscal year ended June 30, 2010 (the "Form 10-K") of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Amended Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 29, 2010

/s/ Bernard K. Chan

Bernard K. Chan
Principal Executive Officer and Principal
Accounting Officer

A signed original of this written statement required by Section 906 has been provided to ASIA DOCUMENT TRANSITION, INC. and will be retained by ASIA DOCUMENT TRANSITION, INC. and furnished to the Securities and Exchange Commission or its staff upon request.